UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

__________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 11, 2022

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WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-06936 (Commission File Number) WD 40 CO (Commission Company Name)	95-1797918 (I.R.S. Employer Identification Number)

9715 Businesspark Avenue, San Diego, California 92131 (Address of principal executive offices, with zip code)

(619) 275-1400 (Registrant’s telephone number, including area code)

n/a (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.001 per share	WDFC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Garry O. Ridge and Appointment of Steven A. Brass as Chief Executive Officer;

Changes to the Board of Directors

On March 16, 2022, WD-40 Company (the “Company”) announced the retirement of Garry O. Ridge as Chief Executive Officer (“CEO”) of the Company, effective as of August 31, 2022, which is the end of the Company’s current fiscal year. The Company also announced the appointment of Steven A. Brass, currently the President and Chief Operating Officer (“COO”) of the Company, as CEO of the Company, effective as of September 1, 2022, and his appointment to the Company’s Board of Directors (“Board”), effective March 15, 2022. Mr. Brass will not serve on any committees of the Board.

Mr. Brass, who is 56, has served as President and COO of the Company since June 2019. Mr. Brass joined the Company in 1991 as International Area Manager of the Company’s U.K. subsidiary and has since held several management positions including Country Manager in Germany, Director of Continental Europe, European Sales Director, and European Commercial Director. He then served as Division President, The Americas, from 2016 to 2019, while also serving as the Company’s Chief Brand Officer from December 2018 to June 2019, before he was promoted to President and COO. There is no arrangement or understanding between Mr. Brass and any other person pursuant to which he was appointed CEO and director.

To support this leadership transition, Mr. Ridge, who is 65, will remain as an employee of the Company in a non-executive role until January 2, 2023, and will remain on the Board of the Company and serve as Chairman, in a non-executive capacity, until his term expires at the 2022 Annual Meeting of Stockholders on December 13, 2022. Thereafter, Mr. Ridge will hold the honorary title of Chairman Emeritus, which is a non-Board, non-officer, and non-fiduciary position. Commencing on January 3, 2023, Mr. Ridge will serve as a consultant to the Company until June 30, 2023.

On March 15, 2022, the Board adopted a resolution to increase the size of the Company’s Board from ten to eleven, effective immediately.

Transition and Release Agreement with Garry O. Ridge

In connection with Mr. Ridge’s retirement, the Company and Mr. Ridge entered into a Transition and Release Agreement on March 11, 2022 (the “Transition Agreement”), setting forth the terms on which he will provide transition support following his retirement as CEO, among other matters. The Transition Agreement provides that Mr. Ridge retire from his position as CEO, effective August 31, 2022, that he remains an employee of the Company until January 2, 2023, that he be compensated at a monthly rate of $34,606 effective September 1, 2022, and that he serves as Chairman of the Board until his term as a director expires on December 13, 2022. Mr. Ridge’s outstanding equity awards will continue to be treated in accordance with the terms in their respective award agreements, and he will not be eligible for any grants of equity awards in fiscal year 2023. As of January 3, 2023, Mr. Ridge will serve as a consultant to the Company and will continue to provide leadership support and other advisory services to the CEO and the Board until June 30, 2023 at a monthly rate of $34,606. In addition, subject to his execution of waivers and releases of claims and covenants in favor of the Company and effectiveness thereof, Mr. Ridge shall be granted restricted stock units (“RSUs”) equivalent to $1,000,000, which will vest on June 30, 2023, and he will also receive thirty-six months of COBRA coverage at the Company’s expense (or the cash equivalent).

The foregoing description of the terms and conditions of the Transition Agreement and the FY 2022 Restricted Stock Unit Award Agreement (“RSU Agreement”) does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement and the RSU Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

ITEM 7.01.    Regulation FD Disclosure.

On March 16, 2022, the Company issued a news release announcing Mr. Ridge’s retirement as CEO and transition to a non-executive Chairman of the Board and Mr. Brass’ appointment as CEO of the Company and as a member of the

Board. The full text of the news release is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information in Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Transition and Release Agreement, dated March 11, 2022, between WD-40 Company and Garry O. Ridge

10.2	FY 2022 Restricted Stock Unit Award Agreement, dated March 11, 2022, between WD-40 Company and Garry O. Ridge

99.1	News Release by WD-40 Company, dated March 16, 2022

104	The cover page from this Current report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company
(Registrant)

Date: March 16, 2022	/s/ PHENIX Q. KIAMILEV
Phenix Q. Kiamilev
Vice President, General Counsel &
Corporate Secretary